UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 27, 2007

Nephros, Inc.
(Exact Name of Registrant as Specified in Charter)

Commission File Number:  001-32288

Delaware	13-3971809
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

3960 Broadway, New York, New York 10032
(Address of Principal Executive Offices)
(Zip Code)

(212) 781-5113
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 27, 2007, Nephros, Inc. (“Nephros”) received a warning letter (“Warning Letter”) from the American Stock Exchange LLC (“AMEX”) stating that the staff of the Amex Listing Qualifications Department has determined that Nephros is not in compliance with Section 121B(2)(c) of the Amex Company Guide (the “Company Guide”) requiring that at least 50% of the directors of the board of directors of Nephros (the “Board”) are independent directors.  This non-compliance is due to the fact that William J. Fox, Judy Slotkin, W. Townsend Ziebold and Howard Davis resigned from the Board on September 19, 2007, concurrently with the appointment of Paul Mieyal and Arthur Amron to the Board, in accordance with the financing disclosed in Nephros’ Current Report on Form 8-K filed with the Securities and Exchange Commission on September 25, 2007.  Consequently, the Board consists of five directors, two of whom are independent.  The AMEX has given Nephros until December 26, 2007 to regain compliance with the independence requirements.  In setting this deadline, the AMEX has determined not to apply at this time the continued listing evaluation and follow-up procedures specified in Section 1009 of the Company Guide.  Nephros intends to fill the vacancy on the Board with an individual who qualifies as an independent director as soon as reasonably possible.  Until Nephros is officially notified that it has regained compliance with the AMEX requirement, Nephros’ common stock will trade under the symbol “NEP.BC”.

Item 8.01. Other Events.

On October 3, 2007, Nephros issued a press release announcing the Warning Letter as discussed above.  A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

99.1         Press Release issued by Nephros, Inc. dated October 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2007
                                                                                                  NEPHROS, INC.

                                                                                               By: /s/ Mark W. Lerner
                                      Name: Mark W. Lerner
                                                      Title:   Chief Financial Officer
                                                          (Principal Financial and Accounting Officer)